SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2007

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2304 Hancock Drive, Suite 5 Austin, Texas 78756
(Address of Principal Executive Offices)(Zip Code)

512-478-5717
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On October 18, 2007, Saratoga Resources, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “PSA”) with Harvest Oil & Gas, LLC (“HOG”) and Barry Ray Salsbury, Brian Carl Albrecht and Shell Sibley, the owners of Harvest (the “Sellers”).

Pursuant to the terms of the PSA, the Sellers agreed to sell and the Company agreed to purchase (the “Acquisition”) all of the membership interests (the “Membership Interests”) in HOG.  As consideration for the Membership Interests, the Company will pay to the Sellers a purchase price (the “Purchase Price”), subject to certain potential adjustments, equal to $116,000,000 less an amount (the “MBL NPI Release Amount”) to be paid to obtain a release of a net profits interest in the properties of HOG held by Macquarie Bank or its affiliates (collectively, “Macquarie”).  The Purchase Price, as adjusted, is payable (1) $88,000,036, less the MBL NPI Release Amount, in cash and (2) the balance in the form of a Subordinated Note (the “Subordinated Note”).  The Subordinated Note will be (a) subordinate to all senior debt financing of the Company including, but not limited to, senior revolver debt, senior term debt and a senior development line of credit, (b) due and payable in cash on the earlier of (I) thirty-six (36) months from Closing, or (II) closing of a fully-underwritten registered public offering of securities by the Company in which the net proceeds to the Company equal or exceed $70,000,000, (c) bear interest at the rate of eight (8%) percent per annum, payable quarterly in cash, (d) secured by a lien on the assets of HOG, and (e) provide for payment of an additional “equity participation bonus” amount on the earlier of maturity or on repayment of the Subordinated Note in an amount equal to a twelve percent (12%) annualized yield on the outstanding principal balance of the Subordinated Note until paid, which “equity participation bonus” amount will be payable, at the option of the Company, in cash or stock, or a combination of cash and stock.

Closing of the Acquisition of the Membership Interests of HOG is subject to satisfaction of numerous conditions, including, among others, satisfactory completion of a due diligence investigation by the Company, including investigation of title and environmental matters relating to properties owned by HOG, the satisfaction and release, on or before Closing, of debt owed by HOG to Macquarie and negotiation of the MBL NPI Release Amount on terms acceptable to both the Company and the Sellers.  There can be no assurance that the Company, HOG and the Sellers will satisfy each of the conditions of closing the Acquisition.

At Closing, in addition to payment of the Purchase Price to the Sellers, the Company shall pay to Macquarie the MBL NPI Release Amount.

There are no affiliations between the Company, or its officers, directors and shareholders, and HOG and the Sellers.

HOG owns, manages and operates a portfolio of oil and gas interests located in South Louisiana onshore and state waters of the Gulf of Mexico.

The foregoing is qualified in its entirety by reference to the PSA filed herewith as Exhibit 10.1.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

10.1

Purchase and Sale Agreement, dated October 18, 2007, between Saratoga Resources, Inc., Harvest Oil & Gas, LLC, Barry Ray Salsbury, Brian Carl Albrecht and Shell Sibley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated:  October 18, 2007

By:

/s/ Thomas F. Cooke

Thomas F. Cooke

Chief Executive Officer

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